EXHIBIT 21
SUBSIDIARIES OF WESTLAKE *

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Names Doing Business

6630987 Canada, Inc.	Canada	6630987 Canada, Inc.

Axiall Canada, Inc.	Canada	Axiall Canada, Inc.

Axiall Corporation	Delaware	Axiall Corporation

Axiall Holdco, Inc.	Delaware	Axiall Holdco, Inc.

Axiall Limited Partnership	Canada	Axiall Limited Partnership

Axiall Noteco, Inc.	Delaware	Axiall Noteco, Inc.

Axiall Ohio, Inc.	Delaware	Axiall Ohio, Inc.

Axiall Taiwan Ltd.	Taiwan	Axiall Taiwan Ltd.

Axiall, LLC	Delaware	Axiall, LLC

Eagle Holdco 3 LLC	Delaware	Eagle Holdco 3 LLC

Eagle Natrium LLC	Delaware	Eagle Natrium LLC

Eagle Pipeline, Inc.	Louisiana	Eagle Pipeline, Inc.

Eagle Spinco Inc.	Delaware	Eagle Spinco Inc.

Eagle US 2 LLC	Delaware	Eagle US 2 LLC

EPS Ethylen-Pipeline-Sud Geschaftsfuhrungs GmbH	Germany	EPS Ethylen-Pipeline-Sud Geschaftsfuhrungs GmbH

EPS Ethylen-Pipeline-Sud GmbH & Co. KG	Germany	EPS Ethylen-Pipeline-Sud GmbH & Co. KG

George Gulf Lake Charles, LLC	Delaware	George Gulf Lake Charles, LLC

InfraServ GmbH & Co. Gendorf KG	Germany	InfraServ GmbH & Co. Gendorf KG

InfraServ GmbH & Co. Knapsack KG	Germany	InfraServe GmbH & Co. Knapsack KG

LACC, LLC	Delaware	LACC, LLC

Lagoon LLC	Delaware	Lagoon LLC

Mexaxiall, S. de R.L. de C.V.	Mexico	Mexaxiall, S. de R.L. de C.V.

North American Pipe Corporation	Delaware	North American Pipe Corporation and NAPCO

North American Specialty Products LLC	Delaware	North American Specialty Products LLC

PHH Monomers, LLC	Louisiana	PHH Monomers, LLC

Plastic Trends, Inc.	Michigan	Plastic Trends, Inc.

Rome Acquisition Holding Corp.	Nova Scotia	Rome Acquisition Holding Corp.

Rome Delaware Corp.	Delaware	Rome Delaware Corp.

Royal Building Products (USA) Inc.	Delaware	Royal Building Products (USA) Inc.
Royal Group, Inc. Groupe Royal, Inc.	Canada	Royal Group, Inc. Groupe Royal, Inc.

Royal Plastics Group (U.S.A.) Limited	Delaware	Royal Plastics Group (U.S.A.) Limited

Royal Ventures Construction & Development Inc.	Philippines	Royal Ventures Construction & Development Inc.

Royal Ventures Land Holdings Corp.	Philippines	Royal Ventures Land Holdings Corp.

Royal Window and Door Profiles Plant 13 Inc.	Pennsylvania	Royal Window and Door Profiles Plant 13 Inc.

Royal Window and Door Profiles Plant 14 Inc.	Washington	Royal Window and Door Profiles Plant 14 Inc.

RS Cogen, L.L.C.	Louisiana	RS Cogen, L.L.C.

Shriram Axiall Private Limited	India	Shriram Axiall Private Limited

Taiwan Chlorine Industries Ltd.	Taiwan	Taiwan Chlorine Industries Ltd.

Vinnolit Benelux-France B.V.B.A.	Dendermonde, Belgium	Vinnolit Benelux-France B.V.B.A.

Vinnolit GmbH & Co. KG	Ismaning, Germany	Vinnolit GmbH & Co. KG

Vinnolit Hillhouse Ltd.	Lancashire, England	Vinnolit Hillhouse Ltd.

Vinnolit Italia S.r.L.	Milan, Italy	Vinnolit Italia S.r.L.

Vinnolit Ltd.	United Kingdom	Vinnolit Ltd.

Vinnolit Schkopau GmbH	Ismaning, Germany	Vinnolit Schkopau GmbH

Vinyl Solutions, LLC	Delaware	Vinyl Solutions, LLC

Westech Building Products, Inc.	Delaware	Westech Building Products, Inc.

Westech Building Products ULC	Canada	Westech Building Products ULC and Westech Building Products Limited

Westlake Chemical Finance Corporation	Delaware	Westlake Chemical Finance Corporation

Westlake Chemical OpCo LP	Delaware	Westlake Chemical OpCo LP

Westlake Chemical Partners LP	Delaware	Westlake Chemical Partners LP

Westlake Germany GmbH & Co. KG	Ismaning, Germany	Westlake Germany GmbH & Co. KG

Westlake International Holdings C.V.	The Netherlands	Westlake International Holdings C.V.

Westlake Longview Corporation	Delaware	Westlake Longview Corporation

Westlake Management Services, Inc.	Delaware	Westlake Management Services, Inc.

Westlake Petrochemicals LLC	Delaware	Westlake Petrochemicals LLC, Westlake Petrochemicals LP and WPE

Westlake Polymers LLC	Delaware	Westlake Polymers LLC, Westlake Polymers LP and WPE

Westlake PVC Corporation	Delaware	Westlake PVC Corporation

Westlake Styrene LLC	Delaware	Westlake Styrene LLC and Westlake Styrene LP

Westlake Supply and Trading Company	Delaware	Westlake Supply and Trading Company

Westlake Vinyls Company LP	Delaware	Westlake Vinyls Company LP

Westlake Vinyls, Inc.	Delaware	Westlake Vinyls, Inc., Westlake Monomers and WCAO

WPT LLC	Delaware	WPT LLC and WPT LP

Suzhou Huasu Plastics Co., Ltd.	People’s Republic of China	Suzhou Huasu Plastics Co., Ltd. and Huasu

______________________________

*
Westlake has elected to omit the names of certain subsidiaries. None of the omitted subsidiaries, considered either alone or together with the other omitted subsidiaries of its immediate parent, constitutes a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.